Exhibit 4.1
EXECUTION COPY
PSYCHIATRIC SOLUTIONS, INC.
$250,000,000
7 3/4% Senior Subordinated Notes Due 2015
Purchase Agreement
May 24, 2007
Citigroup Global Markets Inc.
Merrill Lynch, Pierce Fenner & Smith
      Incorporated
As Representatives of the Initial Purchasers
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
     Psychiatric Solutions, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as Representatives, $250,000,000 aggregate principal amount of its 7 3/4% Senior Subordinated Notes Due 2015 (the “Notes”, and together with the Guarantees (as defined below), the “Securities”). The Securities are to be issued under the seventeenth supplemental indenture (the “Supplemental Indenture”), to be dated as of the Closing Date, to the indenture (the “Indenture”), dated as of July 6, 2005, among the Company, each of the Guarantors (as defined below) and U.S. Bank National Association, as successor to Wachovia Bank, National Association, as trustee (the “Trustee”). The Securities will have the benefit of a registration rights agreement (the “Registration Rights Agreement”), to be dated as of the Closing Date, among the Company, each of the Guarantors and the Initial Purchasers, pursuant to which the Company and the Guarantors will agree to register notes (the “Exchange Notes”) and related guarantees (the “Exchange Guarantees,” and, together with the Exchange Notes, the “Exchange Securities”) under the Act (as defined in Section 18) subject to the terms and conditions therein specified. Pursuant to the Registration Rights Agreement, the Exchange Securities will be offered in exchange for the Securities. The Notes will be fully and unconditionally guaranteed (the “Guarantees”) by each of the Company’s direct and indirect domestic subsidiaries set forth on Schedule II hereto (collectively, the “PSI Guarantors”) and, as of the closing date of the Acquisition (as defined below), by each of the additional subsidiaries as set forth on Schedule III hereto (collectively, the “Additional Guarantors,” and together with the PSI Guarantors, the “Guarantors”). To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 18 hereof.

          The sale of the Notes to the Initial Purchasers will be made without registration of the Notes under the Act in reliance upon exemptions from the registration requirements of the Act.
          In connection with the offering of the Notes, the Company and the Guarantors will consummate the transactions contemplated by the agreement and plan of merger, dated as of December 20, 2006 (the “Merger Agreement”), relating to the acquisition by the Company of all of the outstanding capital stock of Horizon Health Corporation for approximately $426.0 million (the “Acquisition”), to be funded partially by borrowings under an incremental add-on facility of $225,000,000 under the Company’s senior secured credit facilities, dated as of July 1, 2005 (as amended and supplemented to date), among the Company, the guarantors parties thereto, Citicorp North America, Inc., as administrative agent, Citigroup Global Markets Inc., as syndication agent and documentation agent, and the lenders thereto (the “Amendment,” and together with the Merger Agreement, the “Related Documents”). The Acquisition will be effective (the “Effective Time”) as of 11:59 p.m. on the Closing Date (as defined below). The net proceeds from the sale of the Notes will be applied as described in the “Use of Proceeds” section of the Disclosure Package (as defined below) and the Final Offering Memorandum (as defined below). The Acquisition, the entering into of the Amendment and the offering of the Notes are collectively referred to herein as the “Transactions.” In this Agreement (including, without limitation, for purposes of the representations and warranties given on the Closing Date), unless otherwise indicated, all references to the Company and its subsidiaries or the Company and the Guarantors give effect to the consummation of the Acquisition.
     In connection with the offer and sale of the Notes (the “Offering”), the Company has prepared a preliminary offering memorandum, dated May 21, 2007 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Offering Memorandum”), as supplemented by the Pricing Supplement, dated May 24, 2007 (the “Pricing Supplement”), and promptly after the Execution Time will prepare a final offering memorandum, dated May 24, 2007 (as amended and supplemented through the date hereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Offering Memorandum”). Each of the Disclosure Package, the Preliminary Offering Memorandum and the Final Offering Memorandum sets forth or will set forth certain information concerning the Company and the Notes. “Disclosure Package” shall mean (i) the Preliminary Offering Memorandum, as amended or supplemented at the Execution Time, including by the Pricing Supplement, and (ii) any Issuer Written Information. The Company hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Offering Memorandum, the Pricing Supplement and the Final Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers.
          1. Representations, Warranties and Agreements of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, represent and warrant to each Initial Purchaser as set forth below in this Section 1.
          (a) The Preliminary Offering Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date, the Final Offering Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and on the Closing Date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantors make no representation or warranty as to the information contained in or omitted from the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.
     (b) The Disclosure Package, as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each electronic road show, when taken together as a whole with the Disclosure Package did not, as of the Execution Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentences do not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchasers consists of the information described as such in Section 8(b) hereof.
     (c) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 and their compliance with the agreements set forth therein, none of the Company, the Guarantors, any of their respective Affiliates, or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security under circumstances that would require the registration of the Securities under the Act.
     (d) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 and their compliance with the agreements set forth therein, none of the Company, the Guarantors, any of their respective Affiliates, or any person acting on its or their behalf has offered or sold the Notes by means of any general solicitation or general advertising (within the meaning of Rule 502(c) under the Act) or engaged in any directed selling efforts within the meaning of Rule 902 under the Act with respect to the Notes, and the Company, the Guarantors and any person acting on its or their behalf have complied with and will implement the offering restrictions within the meaning of such Rule 902.
     (e) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.
     (f) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 and their compliance with the agreements set forth therein, no registration under the Act of the Notes is required for the offer and sale of the Notes to or by the Initial Purchasers in the manner contemplated herein and in the Disclosure Package and the Final Offering Memorandum and no qualification of the Indenture is required under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in connection with the offer and sale of the Notes to the Initial Purchasers.

     (g) None of the Company, the Guarantors or any of its or their respective subsidiaries has paid or agreed to pay to any person any compensation for soliciting another to purchase the Notes (except as contemplated by this Agreement or as described in or contemplated by the Disclosure Package and the Final Offering Memorandum).
     (h) None of the Company, the Guarantors or any of its or their respective subsidiaries has, directly or indirectly, taken any action designed to cause or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.
     (i) Each of the Company, the Guarantors and its or their respective subsidiaries has been duly incorporated, organized or formed and is validly existing as a corporation, limited liability company or partnership in good standing under the laws of its jurisdiction of organization, is duly qualified to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Disclosure Package and the Final Offering Memorandum and is duly qualified to do business as a foreign corporation, limited liability company or partnership and is in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except such failures to be qualified or in good standing as would not, either individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.
     (j) None of the Company, the Guarantors or any of its or their respective subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except for such violations or defaults that (a) could not reasonably be expected to have a material adverse effect on the performance of this Agreement, the Supplemental Indenture, the Registration Rights Agreement or the Related Documents, or the consummation of any of the transactions contemplated hereby and thereby, or (b) could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Guarantors and their respective subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (clauses (a) and (b) collectively, a “Material Adverse Effect”), or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain or maintain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, with respect to clauses (ii) and (iii), for such violations or defaults that do not have a Material Adverse Effect.
     (k) The Company has an authorized capitalization as set forth in the Disclosure Package and the Final Offering Memorandum. All of the issued shares of capital stock of the Company and the Guarantors have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Guarantor are owned directly or indirectly by the Company or the Guarantors, free and clear of all liens, encumbrances, equities or claims, other than liens, encumbrances, equities or claims under or permitted by the Company’s existing senior secured credit facilities.

     (l) Each of the Company and the Guarantors has all requisite corporate, limited liability company or partnership power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of PSI Guarantors and at the Effective Time will be duly authorized, executed and delivered by each of the Additional Guarantors.
     (m) The Supplemental Indenture has been duly authorized by the Company and each of the PSI Guarantors, and at the Effective Time will be duly authorized by, the Additional Guarantors, and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company and each of the Guarantors, will constitute a legal, valid and binding instrument enforceable against the Company and each of the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, preference or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).
     (n) The Notes have been duly authorized by the Company and the Guarantees have been duly authorized by the PSI Guarantors, and at the Effective Time will be duly authorized by, the Additional Guarantors, and when duly executed by the Company and each of the Guarantors and authenticated by the Trustee in accordance with the provisions of the Supplemental Indenture and the Indenture and delivered to, and paid for, by the Initial Purchasers in accordance with the terms of this Agreement, the Notes and the Guarantees will constitute legal, valid, binding and enforceable obligations of the Company and each of the Guarantors, respectively, entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, preference or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).
     (o) The Exchange Notes have been duly authorized by the Company and the Exchange Guarantees have been duly authorized by the PSI Guarantors, and at the Effective Time will be duly authorized by, the Additional Guarantors, and when executed and authenticated in accordance with the provisions of the Supplemental Indenture and the Indenture and issued and delivered to the holders of the Securities in exchange therefor as contemplated by the Registration Rights Agreement, the Supplemental Indenture and the Indenture, will have been duly executed and delivered by the Company and the Guarantors and will constitute legal, valid and binding obligations of the Company and the Guarantors, entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, preference or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).
     (p) The Registration Rights Agreement has been duly authorized by the Company and each of the PSI Guarantors , and at the Effective Time will be duly authorized by, the Additional Guarantors, and, assuming due authorization, execution and delivery thereof by the Initial Purchasers, when executed and delivered by the Company and each of the Guarantors, will constitute a legal, valid, binding and enforceable instrument of the Company and each of the Guarantors (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, preference or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity), provided that no representation is made with respect to Section 5 thereof.

     (q) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Supplemental Indenture, the Registration Rights Agreement or the Guarantor Joinder Agreement, except such as may be required under the blue sky laws of any jurisdiction in which the Notes are offered and sold and, in the case of the Registration Rights Agreement, such as will be obtained under the Act and the Trust Indenture Act.
     (r) None of the execution, delivery and performance of this Agreement, the Supplemental Indenture, the Registration Rights Agreement, the Guarantor Joinder Agreement, the Related Documents, the issuance and sale of the Securities, or the consummation of any of the transactions contemplated hereby or thereby, or the performance by the Company or any Guarantors of its obligations hereunder or thereunder (i) will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company, the Guarantors or any of its or their respective subsidiaries is a party or by which the Company, the Guarantors or any of its or their respective subsidiaries is bound or to which any of the property or assets of the Company, the Guarantors or any of its or their respective subsidiaries is subject, except for such conflicts, breaches, violations or defaults that do not have a Material Adverse Effect or for which a waiver or consent has been or will be obtained, (ii) will result in any violation of the provisions of the charter or by-laws of the Company, the Guarantors or any of its or their respective subsidiaries or (iii) will violate any applicable statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantors or any of its or their respective subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), for such conflicts, breaches, violations or defaults that do not have a Material Adverse Effect.
     (s) The historical financial statements of the Company (including the related notes and supporting schedules) included in or incorporated by reference in the Disclosure Package and the Final Offering Memorandum present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.
     (t) The historical financial statements of Horizon Health Corporation (“Horizon Health”) (including the related notes and supporting schedules) included or incorporated by reference in the Disclosure Package and the Final Offering Memorandum present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.
     (u) The historical financial statements of Alternative Behavioral Services, Inc. (“ABS”) (including the related notes and supporting schedules) included in the Disclosure Package and the Final Offering Memorandum present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.
     (v) The selected financial data set forth under the caption “Selected Consolidated Financial and Operating Data” in the Disclosure Package and the Final Offering

Memorandum fairly present in all material respects, on the basis stated in the Disclosure Package and the Final Offering Memorandum, the information included therein; the pro forma financial statements included in the Disclosure Package and the Final Offering Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Disclosure Package and the Final Offering Memorandum, the pro forma financial statements included in the Disclosure Package and the Final Offering Memorandum comply as to form with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.
     (w) The other financial data, operating data and statistical information and data of the Company included in or incorporated by reference in the Disclosure Package and the Final Offering Memorandum is presented fairly in all material respects and, to the extent derived therefrom, has been prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.
     (x) Ernst & Young LLP, who has certified certain historical financial statements of the Company, whose reports are incorporated by reference in the Disclosure Package and the Final Offering Memorandum and who (a) has delivered the initial letter referred to in Section 6(d)(i) hereof and (b) will deliver on the Closing Date the bring-down letter referred to in Section 6(e)(i) hereof, is an independent registered public accounting firm as required by the Act and the Public Company Accounting Oversight Board during the periods covered by the financial statements on which it reported that were or are incorporated by reference in the Disclosure Package and the Final Offering Memorandum.
     (y) PricewaterhouseCoopers LLP, who has certified certain historical financial statements of both of Horizon and ABS, whose reports are included and/or incorporated by reference in the Disclosure Package and the Final Offering Memorandum and who (a) has delivered the initial letters referred to in Section 6(d)(ii) hereof, and (b) will deliver on the Closing Date the bring-down letters referred to in Section 6(e)(ii) hereof, is an independent registered public accounting firm with respect to Horizon and ABS, as applicable, as required by the Act and the Public Company Accounting Oversight Board during the periods covered by the financial statements on which it reported that were or are incorporated by reference in the Disclosure Package and the Final Offering Memorandum.
     (z) There are no legal or governmental proceedings pending to which the Company, the Guarantors or any of its or their respective subsidiaries is a party or of which any property or assets of the Company, the Guarantors or any of its or their respective subsidiaries is the subject that, if determined adversely to the Company, the Guarantors or any of its or their respective subsidiaries, would reasonably be likely to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or would reasonably be likely to have a Material Adverse Effect, and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (aa) Except as would not have a Material Adverse Effect, the Company, the Guarantors or each of their respective subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.
     (bb) The Company, the Guarantors or each of their respective subsidiaries have good and marketable title to all real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or incorporated by reference in the Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto) and such as do not materially affect the value of the property of the Company, the Guarantors or any of its or their respective subsidiaries taken as a whole and do not materially interfere with the use made and proposed to be made of such property by the Company, the Guarantors or any of its or their respective subsidiaries; and all real property and buildings held under lease by the Company, the Guarantors or any of its or their respective subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, the Guarantors or any of its or their respective subsidiaries in each case except as disclosed in the Disclosure Package or the Final Offering Memorandum.
     (cc) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company and the Guarantors of the Securities.
     (dd) Neither the Company nor any of the Guarantors is currently prohibited, directly or indirectly, from paying any dividends to the Company or the Guarantors, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or the Guarantors any loans or advances to such subsidiary from the Company or the Guarantors or from transferring any of such subsidiary’s property or assets to the Company or the Guarantors or any other subsidiary of the Company or the Guarantors, except as described in or contemplated in the Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto).
     (ee) Except as set forth in or contemplated in the Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto) and except as would not have a Material Adverse Effect, the Company and the Guarantors and its or their respective subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, and, subject to the foregoing exceptions, neither the Company, the Guarantors nor any of its or their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.
     (ff) The Company, the Guarantors and its and their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (gg) Each of the Company, the Guarantors or its or their respective subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof (except in any case in which the failure to do so would not have a Material Adverse Effect) and has paid all taxes due thereon, except with respect to any assessment that is currently being contested in good faith or as would not have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company, the Guarantors or any of its or their respective subsidiaries that has had (nor does the Company, the Guarantors or any of its or their respective subsidiaries have any knowledge of any tax deficiency that, if determined adversely to the Company, the Guarantors or any of its or their respective subsidiaries, might have) a Material Adverse Effect.
     (hh) To the extent not self-insured, the Company, the Guarantors and each of their subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries; and to the extent the Company or any of its subsidiaries is self-insured, such entity is self-insured against losses in a manner that such entity believes is commercially reasonable.
     (ii) No labor disturbance by the employees of the Company, the Guarantors or any of its or their respective subsidiaries exists or, to the knowledge of the Company, the Guarantors or any of its or their respective subsidiaries, is imminent that could reasonably be expected to have a Material Adverse Effect.
     (jj) Each of the Company and the Guarantors is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company, the Guarantors or any of its or their respective subsidiaries would have any liability; neither the Company, the Guarantors or any of its or their respective subsidiaries has incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company, the Guarantors or any of its or their respective subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.
     (kk) Neither the Company or any of the Guarantors has taken any action or omitted to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the “FSMA”). The Company and each of the Guarantors have been informed of the guidance relating to stabilization provided by the Financial Services Authority, in particular in Section MAR 2 Annex 2G of the Financial Services Handbook.

     (ll) Set forth on Exhibit A hereto is a list of each employee pension or benefit plan with respect to which the Company or any corporation considered an affiliate of the Company within the meaning of Section 407(d)(7) of ERISA is a party in interest or disqualified person.
     (mm) Except for such matters as would not, individually or in the aggregate, either result in a Material Adverse Effect or require disclosure in the Disclosure Package and the Final Offering Memorandum, the Company, the Guarantors and its or their respective subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) (1) are conducting and have conducted their businesses, operations and facilities in compliance with Environmental Law (as defined below); (2) possess, and are in compliance with, any and all permits, licenses or registrations required under Environmental Law (“Environmental Permits”); (3) will not require material expenditures to maintain such compliance with Environmental Law or their Environmental Permits or to remediate, clean up, abate or remove any Hazardous Substance (as defined below); and (4) are not subject to any pending or, to the best knowledge of the Company, the Guarantors or any of its or their respective subsidiaries, threatened claim or other legal proceeding under any Environmental Laws against the Company, the Guarantors or any of its or their respective subsidiaries, and have not been named as a “potentially responsible party” under or pursuant to any Environmental Law. As used in this paragraph, “Environmental Law” means any and all applicable federal, state, local and foreign laws, ordinances, regulations and common law, or any administrative or judicial order, consent, decree or judgment thereof, relating to pollution or the protection of human health or the environment, including, without limitation, those related to (i) emissions, discharges, releases or threatened releases of, or exposure to, Hazardous Substances, (ii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, or (iii) the investigation, remediation or cleanup of any Hazardous Substances. As used in this paragraph, “Hazardous Substances” means pollutants, contaminants or hazardous, dangerous, toxic, biohazardous or infectious substances, materials or wastes or any other chemical substance regulated under Environmental Laws.
     (nn) Except as set forth or incorporated by reference in the Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto), neither the Company, the Guarantors or any of its or their respective subsidiaries nor, to the knowledge of the Company, any other person who has a direct or indirect ownership or control interest in the Company, the Guarantors or any of its or their respective subsidiaries or who is an officer, director, agent or managing employee of the Company or any of its subsidiaries (1) has engaged in any activities which are prohibited, or are cause for criminal or civil penalties and/or mandatory or permissive exclusion from Medicare or Medicaid, under Section 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the federal TRICARE program and corresponding regulations, the Federal False Claims Act 31 U.S.C. §3729-3733, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or by generally recognized professional standards of care or conduct, except for such activities as would not, individually or in the aggregate, result in a Material Adverse Effect; (2) has had a civil monetary penalty assessed against it under Section 1128A of the Social Security Act (“SSA”); (3) is currently excluded from participation under the Medicare program or a Federal Health Care Program (as that term is defined in SSA Section 1128(B)(f)); or (4) has been convicted (as that term is defined in 42 C.F.R. §1001.2) of any of the categories of offenses described in SSA Section 1128(a) and (b)(1), (2) and (3).

     (oo) None of the Company, the Guarantors or any of their respective subsidiaries is, or after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package and the Final Offering Memorandum will be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (pp) The minute books and records of the Company relating to proceedings of its stockholders, board of directors and committees of its board of directors made available to Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, are the original minute books and records or are true, correct and complete copies thereof, with respect to all proceedings of said stockholders, board of directors and committees since July 5, 2005, through the date hereof. In the event that definitive minutes have not been prepared with respect to any proceedings of such stockholders, board of directors or committees, the Company has provided Weil, Gotshal & Manges LLP with originals or true, correct and complete copies of draft minutes or written agendas relating thereto, which drafts and agendas, if any, reflect all events that occurred in connection with such proceedings.
     (qq) The statements contained or incorporated by reference in (i) the Disclosure Package and the Final Offering Memorandum under the captions “Description of the Notes”, “Description of Other Indebtedness”, “Notice to Investors”, “Plan of Distribution” and “Material U.S. Federal Income Tax Considerations” and (ii) Item 1 of Part I of the Company’s Annual Report of Form 10-K for the fiscal year ended December 31, 2006 under the caption “Regulation and Other Factors”, in each case as amended and supplemented by statements contained in the Disclosure Package and the Final Offering Memorandum or documents incorporated by reference in the Disclosure Package and the Final Offering Memorandum (exclusive in each case of any amendment or supplement thereto) insofar as it purports to constitute a summary of the terms of the Securities, legal matters, agreements, documents or proceedings discussed therein are accurate in all material aspects.
     (rr) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act. All reports filed by the Company with the Commission pursuant to Section 13 or 15(d) of the Exchange Act comply as to form in all material respects with the Exchange Act.
     (ss) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported and is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the last fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established.
     (tt) Except as set forth in the Disclosure Package or the Final Offering Memorandum with respect to ABS, based on the most recent evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or

(ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.
     (uu) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (vv) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (ww) Except as disclosed or incorporated by reference in the Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto), there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Initial Purchaser for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (xx) The market-related and industry data included or incorporated by reference in the Disclosure Package and the Final Offering Memorandum are based upon estimates by the Company derived from sources that the Company believes to be reliable and accurate.
     (yy) The operations of the Company, the Guarantors or any of their respective subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements and money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantors or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (zz) None of the Company, the Guarantors or any of their respective subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company, the Guarantors or any of their respective subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (aaa) None of (i) the Company, the Guarantors or any of its or their subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company, the Guarantors or any of its or their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the

“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and (ii) the Company, the Guarantors, its or their subsidiaries and, to the knowledge of the Company, any Affiliate of the Company have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except in the case of clauses (i) and (ii), as would not have a Material Adverse Effect.
          Any certificate signed by any officer of the Company or any Guarantor and delivered to the Representatives or counsel for the Initial Purchasers in connection with the Offering shall be deemed a representation and warranty by the Company or such Guarantor, as to matters covered thereby, to each Initial Purchaser.
          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 101.35% of the principal amount thereof, plus accrued interest from January 15, 2007 to the Closing Date, the principal amount of Notes set forth opposite such Initial Purchaser’s name in Schedule I hereto.
          3. Delivery and Payment. Delivery of and payment for the Notes shall be made at 10:00 A.M., New York City time, on May 31, 2007, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the “Closing Date”). Delivery of the Notes shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. The Notes shall be delivered in such names, forms and amounts as the Initial Purchasers shall specify and delivery shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          4. Offering by the Initial Purchasers.
          (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.
          (b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company and the Guarantors that:
          (i) it has not offered or sold, and will not offer or sell, any Notes within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering except:
          (A) to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act); or
          (B) in accordance with Rule 903 of Regulation S;
          (ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Notes in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;
          (iii) in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance on Rule 144A;
          (iv) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes;
          (v) it has not entered and will not enter into any contractual arrangement with any distributor (within the meaning of Regulation S) with respect to the distribution of the Notes, except with its affiliates or with the prior written consent of the Company;
          (vi) it and its Affiliates have complied and will comply with the offering restrictions requirement of Regulation S;
          (vii) at or prior to the confirmation of sale of Notes (other than a sale of Notes pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.”
          (viii) it has not offered or sold and, prior to the date six months after the date of issuance of the Securities, will not offer or sell any Securities to persons in the United Kingdom in circumstances which have resulted or will result in an offer to the public in the United Kingdom within the meaning of section 85(1) of the FSMA;

          (ix) it has complied and will comply with all applicable provisions of the FSMA) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom;
          (x) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes, in circumstances in which section 21(1) of the FSMA does not apply to the Company;
          (xi) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D); and
          (xii) without notice to the Company, it has not given and will not give to any prospective purchaser of the Notes any Issuer Written Information; provided that the prior written consent of the Company shall be deemed to have been given in respect of (x) preliminary and final term sheets relating to the offer and sale of the Notes containing customary terms and (y) material relating to the offer and sale of the Notes prepared by the Initial Purchasers that does not contain information provided by or on behalf of the Company specifically for use in such material.
          5. Agreements. The Company and the Guarantors agree as set forth below, jointly and severally, with the Initial Purchasers that:
          (a) The Company and the Guarantors will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the materials contained in the Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they may reasonably request.
          (b) The Company and the Guarantors will prepare the Pricing Supplement, in the form approved by you and attached as Schedule IV hereto.
          (c) None of the Company or the Guarantors will amend or supplement the Disclosure Package and the Final Offering Memorandum without the prior written consent of the Representatives, which consent shall not be unreasonably withheld or delayed; provided, however, that, prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), the Company will not file any document under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Offering Memorandum unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Offering Memorandum shall have been filed with the Commission.
          (d) If at any time prior to the completion of the sale of the Notes by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Disclosure Package or the Final Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Offering Memorandum to comply with applicable law, the Company and the Guarantors will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of paragraph (c) of this Section 5, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Final Offering Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.
     (e) Without the prior written consent of the Representatives, the Company and the Guarantors have not given and will not give to any prospective purchaser of the Notes any Issuer Written Information other than materials contained in the Disclosure Package, the Final Offering Memorandum or any other offering materials prepared by or with the prior written consent of the Representatives.
     (f) The Company and the Guarantors will arrange, if necessary, for the qualification of the Notes for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the sale of the Notes; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Offering, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company or any Guarantor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (g) During the period of two years after the Closing Date, the Company and the Guarantors will not, and will use its best efforts not permit any of its Affiliates to, resell any Notes that have been acquired by any of them.
     (h) None of the Company, the Guarantors, their respective Affiliates or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities.
     (i) None of the Company, the Guarantors, their respective Affiliates or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes in the United States and none of the Company, the Guarantors, their respective Affiliates, or any person acting on its or their behalf will engage in any directed selling efforts with respect to the Notes, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.
     (j) So long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company and the Guarantors will, during any period in which they are not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the

Act. Such information will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.
     (k) The Company and the Guarantors will cooperate with the Representatives and use their respective best efforts to have the Notes designated as PORTAL eligible securities in accordance with the rules and regulations of the NASD and to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.
     (l) The Company and the Guarantors will use the net proceeds received from the sale of the Notes pursuant to this Agreement in the manner specified in the Disclosure Package and the Final Offering Memorandum.
     (m) None of the Company, any of the Guarantors or any of its or their respective subsidiaries will for a period of 90 days following the Execution Time, without the prior written consent of Citigroup, directly or indirectly, offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Securities).
     (n) None of the Company, any of the Guarantors or any of its or their respective subsidiaries will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.
     (o) The Company and the Guarantors agree to pay the costs and expenses relating to the following matters: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issuance of the Securities; (ii) all expenses in connection with the preparation, printing and filing of the materials contained in the Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Initial Purchasers and dealers; (iii) the cost of printing or producing this Agreement, the Supplemental Indenture, the Registration Rights Agreement, the Securities, any blue sky memoranda, closing documents (including, without limitation, any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including, without limitation, the fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky surveys; (v) any fees charged by securities rating services for rating the Securities; (vi) the cost related to the preparation, printing, authentication, issuance, and delivery of certificates for the Securities; (vii) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (viii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Supplemental Indenture and the Securities; (ix) any cost incurred in connection with the designation of the Notes for trading in the

PORTAL; (x) investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, but shall not be responsible for any of the cost of any aircraft chartered in connection with the road show; (xi) filing and fees and expenses in connection with the filing of a registration statement with the Commission under the Act and the qualification of an indenture under the Trust Indenture Act, pursuant to the Registration Rights Agreement; and (xii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.
     (p) The Company and the Guarantors will, for a period of twelve months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) generally made available to the Company’s stockholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to stockholders).
     (q) The Company and the Guarantors will comply in all material respects with all applicable securities and other laws, rules and regulations, including, without limitation, provisions of the Sarbanes-Oxley Act and rules and regulations of the NASD, and use their respective reasonable best efforts to cause the respective directors and officers of the Company and each of the Guarantors, in their capacities as such, to comply in all material respects with such laws, rules and regulations.
     (r) The Company shall take any and all action required to ensure that at the Effective Time, the Additional Guarantors shall have duly authorized the entering into of the Guarantor Joinder Agreement, the Supplemental Indenture, the Registration Rights Agreement and any other Related Document and the transactions contemplated thereby.
     (s) The Company and the Guarantors will not take any action or omit to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the FSMA.
     6. Conditions of Initial Purchasers’ Obligations. The obligations of the Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantors contained herein at the Execution Time and the Closing Date or in certificates of any officer of the Company or the Guarantors delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their covenants and other obligations hereunder, and to the following further conditions:
     (a) Waller Lansden Dortch & Davis, LLP shall have furnished to the Representatives its written opinion, or letter or letters, as counsel to the Company and the Guarantors, addressed to the Representatives and dated the Closing Date, substantially in the form of Exhibit B hereto.

     (b) The Representatives shall have received from Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Supplemental Indenture, this Agreement, the Registration Rights Agreement, the Disclosure Package and the Final Offering Memorandum and other related matters as the Representatives may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (c) At the time of the execution of this Agreement, the Representatives shall have received from:
     (i) Ernst & Young LLP, a letter with respect to the financial information of the Company included or incorporated by reference in the Disclosure Package and the Final Offering Memorandum, in form and substance satisfactory to the Representatives, addressed to the Representatives and dated the date hereof (A) confirming that it is an independent registered public accounting firm within the meaning of the Act and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (B) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated by reference in the Disclosure Package and the Final Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Representatives in connection with a registered public offering; and
     (ii) PricewaterhouseCoopers LLP, two letters, one with respect to the financial information of Horizon Health and the other with respect to the financial information of ABS, included or incorporated by reference in the Disclosure Package and the Final Offering Memorandum, each in form and substance satisfactory to the Representatives and Pricewaterhouse Coopers LLP, addressed to the Representatives and dated the date hereof (A) confirming that it is an independent registered public accounting firm within the meaning of the Act and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (B) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated by reference in the Disclosure Package and the Final Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Representatives in connection with a registered public offering.
     (d) With respect to the letters referred to in the immediately preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (each, an “initial letter”), the Representatives shall have received a letter (each, a “bring-down letter”) addressed to the Representatives and dated as of the Closing Date:

     (i) Ernst & Young LLP, with respect to the financial information of the Company, included or incorporated by reference in the Disclosure Package and the Final Offering Memorandum, (A) confirming that it is an independent registered public accounting firm within the meaning of the Act and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (B) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated by reference in the Disclosure Package and the Final Offering Memorandum, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (C) confirming in all material respects the conclusions and findings set forth in the initial letter; and
     (ii) PricewaterhouseCoopers LLP, with respect to the financial information of Horizon Health and ABS, included and incorporated by reference in the Disclosure Package and the Final Offering Memorandum, (A) confirming that it is an independent registered public accounting firm within the meaning of the Act and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (B) stating, as of the date of each of the bring-down letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated by reference in the Disclosure Package and the Final Offering Memorandum, as of a date not more than five days prior to the date of the applicable bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by each of the initial letters and (C) confirming in all material respects the conclusions and findings set forth in each of the initial letters.
     (e) The Company shall have furnished to the Representatives a certificate, dated the Closing Date, signed by the Chief Executive Officer and Chief Accounting Officer of the Company stating, as applicable, that:
     (i) The representations, warranties and agreements of the Company and the Guarantors contained herein, as applicable, are true and correct in all material respects (except with respect to representations, warranties and agreements already qualified by materiality) as if made on and as of the Closing Date (other than to the extent any such representation or warranty is made expressly as of a certain date), and the Company and the Guarantors have performed all covenants and agreements and satisfied all conditions (after giving effect to all materiality qualifiers herein) on their part to be performed or satisfied hereunder, to the extent a party hereto, at or prior to the Closing Date; and the conditions set forth in Section 6 have been fulfilled; and
     (ii) They have carefully examined the Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto) and, in their opinion (A) as of the Closing Date, the Disclosure Package and the Final Offering Memorandum did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary, in the light of the circumstances under which made, to make the statements therein not misleading, and (B) since the date of the most recent financial statements included in the Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto).
     (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (c) or (d) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated in the Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto).
     (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
     (i) On the Closing Date, the Acquisition shall have been consummated and the Amendment shall have been executed and delivered by all parties thereto.
     (j) The Notes shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD, and the Notes shall be eligible for clearance and settlement through The Depository Trust Company.
  If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

     The documents required to be delivered by this Section 6 will be delivered to the office of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, on the Closing Date.
          7. Reimbursement of Expenses. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Citigroup on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.
          8. Indemnification and Contribution. (a) Each of the Company and the Guarantors agrees, jointly and severally, to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Final Offering Memorandum, any Issuer Written Information, or other written information used by or on behalf of the Company or the Guarantors in connection with the Offering, including any “road show” not constituting Issuer Written Information, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum or the Final Offering Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company or the Guarantors by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company or the Guarantors may otherwise have.
     (b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and officers, and each person who controls the Company or the Guarantors within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company and the Guarantors by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Offering Memorandum, the Final Offering Memorandum or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company and the Guarantors acknowledge that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii), under the heading “Plan of Distribution”, (x) the first sentence of the third paragraph, and the fifth paragraph related to proposed resales of the Notes by the Initial Purchasers, (y) the fifth and sixth sentences of the ninth paragraph related to market-making activities and (z) the tenth paragraph related to stabilization, syndicate covering transactions and penalty bids, in each case in the Preliminary Offering Memorandum and the Final Offering Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Offering Memorandum, the Final Offering Memorandum or in any amendment or supplement thereto.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of any indemnified party.
     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the

Company and the Guarantors, jointly and severally, and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company, each of the Guarantors and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Notes purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Guarantors, jointly and severally, and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchasers. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligation to contribute pursuant to this Section 8 shall be several in proportion to their respective purchase obligations hereunder and not joint. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company or any of the Guarantors within the meaning of either the Act or the Exchange Act and each officer and director of the Company or any of the Guarantors shall have the same rights to contribution as the Company or any of the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).
          9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Notes agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Initial Purchasers) the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Initial Purchasers do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.
          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Notes, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq Global Select Market or trading in securities generally on the New York Stock Exchange or the Nasdaq Global Select Market shall have been suspended or limited or minimum prices shall have been established on either the New York Stock Exchange or the Nasdaq Global Select Market; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the Offering or delivery of the Securities as contemplated by the Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto).
          11. Additional Guarantors. On the Closing Date, the Company will cause each of the Additional Guarantors to become a party to this Agreement by causing each Additional Guarantor to execute a Guarantor Joinder Agreement in the form attached hereto as Exhibit C and delivering an executed copy of such Guarantor Joinder Agreement to the Initial Purchasers on the Closing Date, whereupon each of the Additional Guarantors shall become jointly and severally liable for all of the Company’s obligations under Section 8 hereof; it being acknowledged and agreed that the obligations of the Additional Guarantors under Section 8 hereof shall not be effective unless and until the Additional Guarantors execute and deliver a Guarantor Joinder Agreement and that the indemnity in Section 8(b) hereof in favor of the Additional Guarantors shall not become effective until the Additional Guarantors execute and deliver a Guarantor Joinder Agreement.
          12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantors or their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company, the Guarantors or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
          13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388

Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to it at 6640 Carothers Parkway, Suite 500 Franklin, Tennessee 37067, Attention: Christopher Howard, Esq. (Fax: (615) 312-5711), with copy to Waller Lansden Dortch & Davis, LLP, 511 Union Street, Suite 2700, Nashville, Tennessee 37219, Attention: Jay Nixon, Esq. (Fax: (615) 244-6804).
          14. No Fiduciary Duty. The Company and the Guarantors hereby acknowledge that (a) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Initial Purchasers and any affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company and the Guarantors and (c) the Company’s and the Guarantors’ engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Guarantors each agree that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company and the Guarantors on related or other matters). Each of Company and the Guarantors agree that it will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the either of them, in connection with such transaction or the process leading thereto.
          15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(j) hereof, no other person will have any right or obligation hereunder.
          16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
          17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          19. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
          “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

          “Commission” shall mean the Securities and Exchange Commission.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Execution Time” shall mean, the date and time that this Agreement is executed and delivered by the parties hereto.
          “Issuer Written Information” shall mean any writings in addition to the Preliminary Offering Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package.
          “NASD” shall mean the National Association of Securities Dealers, Inc.
          “PORTAL” shall mean the Private Offerings, Resales and Trading through Automated Linkages system of the NASD.
          “Regulation D” shall mean Regulation D under the Act.
          “Regulation S” shall mean Regulation S under the Act.
          “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantors and the several Initial Purchasers.

Very truly yours,

PSYCHIATRIC SOLUTIONS, INC.

By:	/s/ Christopher L. Howard

	Name:	Christopher L. Howard
	Title:	Executive Vice President
SIGNATURE PAGE TO THE PURCHASE AGREEMENT

ABS LINCS DC, LLC
ABS LINCS KY, INC.
ABS LINCS NJ, INC.
ABS LINCS PA, INC.
ABS LINCS PR, INC.
ABS LINCS SC, INC.
ABS LINCS TN, INC.
ABS LINCS TX, INC.
ABS LINCS VA, INC.
ABS LINCS VI, INC.
ABS LINCS, LLC
ABS NEW HOPE, MIDLANDS, INC.
ABS-FIRST STEP, INC.
ALLIANCE CROSSINGS, LLC
ALLIANCE HEALTH CENTER, INC.
ALTERNATIVE BEHAVIORAL SERVICES, INC.
ATLANTIC SHORES HOSPITAL, LLC
BEHAVIORAL EDUCATIONAL SERVICES, INC.
BEHAVIORAL HEALTHCARE LLC
BENCHMARK BEHAVIORAL HEALTH SYSTEM, INC.
BHC ALHAMBRA HOSPITAL, INC.
BHC BELMONT PINES HOSPITAL, INC.
BHC CEDAR VISTA HOSPITAL, INC.
BHC FAIRFAX HOSPITAL, INC.
BHC FORT LAUDERDALE HOSPITAL, INC.
BHC FOX RUN HOSPITAL, INC.
BHC FREMONT HOSPITAL, INC.
BHC HEALTH SERVICES OF NEVADA, INC.
BHC HERITAGE OAKS HOSPITAL, INC.
BHC HOLDINGS, INC.
BHC INTERMOUNTAIN HOSPITAL, INC.
BHC MANAGEMENT SERVICES OF LOUISIANA, LLC
BHC MANAGEMENT SERVICES OF NEW MEXICO, LLC
BHC MANAGEMENT SERVICES OF STREAMWOOD, LLC
BHC MESILLA VALLEY HOSPITAL, LLC
BHC MONTEVISTA HOSPITAL, INC.
BHC NEWCO 2, LLC
BHC NEWCO 3, LLC
BHC NEWCO 4, LLC
BHC NEWCO 5, LLC
BHC NEWCO 6, LLC
BHC NEWCO 7, LLC
BHC NEWCO 8, LLC
BHC NEWCO 9, LLC
SIGNATURE PAGE TO THE PURCHASE AGREEMENT

BHC NEWCO 10, LLC
BHC NORTHWEST PSYCHIATRIC HOSPITAL, LLC
BHC PINNACLE POINTE HOSPITAL, INC.
BHC PROPERTIES, LLC
BHC SIERRA VISTA HOSPITAL, INC.
BHC SPIRIT OF ST. LOUIS HOSPITAL, INC.
BHC STREAMWOOD HOSPITAL, INC.
BHC WINDSOR HOSPITAL, INC.
BRENTWOOD ACQUISITION, INC.
BRENTWOOD ACQUISITION-SHREVEPORT, INC.
BRYNN MARR HOSPITAL, INC.
CALVARY CENTER, INC.
CANYON RIDGE HOSPITAL, INC.
CEDAR SPRINGS HOSPITAL, INC.
COLLABORATIVE CARE LLC
COLUMBUS HOSPITAL PARTNERS, LLC
COLUMBUS HOSPITAL, LLC
COMPASS HOSPITAL, INC.
CRAWFORD FIRST EDUCATION, INC.
CUMBERLAND HOSPITAL, LLC
DIAMOND GROVE CENTER, LLC
FHCHS OF PUERTO RICO, INC.
FIRST CORRECTIONS – PUERTO-RICO, INC.
FIRST HOSPITAL CORPORATION OF NASHVILLE
FIRST HOSPITAL CORPORATION OF VIRGINIABEACH
FIRST HOSPITAL PANAMERICANO, INC.
FORT LAUDERDALE HOSPITAL, INC.
GREAT PLAINS HOSPITAL, INC.
GULF COAST TREATMENT CENTER, INC.
H.C. CORPORATION
HAVENWYCK HOSPITAL INC.
HOLLY HILL HOSPITAL, LLC
HSA HILL CREST CORPORATION
HSA OF OKLAHOMA, INC.
INDIANA PSYCHIATRIC INSTITUTES, LLC
INFOSCRIBER CORPORATION
LAKELAND BEHAVIORAL, LLC
LAUREL OAKS BEHAVIORAL HEALTH CENTER, INC.
LEBANON HOSPITAL PARTNERS, LLC
LIBERTY POINT BEHAVIORAL HEALTHCARE, LLC
MESILLA VALLEY HOSPITAL, INC.
MESILLA VALLEY MENTAL HEALTH ASSOCIATES, INC.
SIGNATURE PAGE TO THE PURCHASE AGREEMENT

MICHIGAN PSYCHIATRIC SERVICES, INC.
MISSION VISTA BEHAVIORAL HEALTH SERVICES, INC.
NORTH SPRING BEHAVIORAL HEALTHCARE, INC.
NORTHERN INDIANA PARTNERS, LLC
PALMETTO BEHAVIORAL HEALTH HOLDINGS, LLC
PALMETTO BEHAVIORAL HEALTH SYSTEM, L.L.C.
PALMETTO LOWCOUNTRY BEHAVIORAL HEALTH, L.L.C.
PALMETTO PEE DEE BEHAVIORAL HEALTH, L.L.C.
PEAK BEHAVIORAL HEALTH SERVICES, LLC
PREMIER BEHAVIORAL SOLUTIONS OF FLORIDA, INC.
PREMIER BEHAVIORAL SOLUTIONS, INC.
PRIDE INSTITUTE, INC.
PSYCHIATRIC MANAGEMENT RESOURCES, INC.
PSYCHIATRIC SOLUTIONS HOSPITALS, LLC
PSYCHIATRIC SOLUTIONS OF VIRGINIA, INC.
RAMSAY MANAGED CARE, LLC
RAMSAY YOUTH SERVICES OF GEORGIA, INC.
RAMSAY YOUTH SERVICES PUERTO RICO, INC.
RED ROCK BEHAVIORAL HEALTH LLC
RED ROCK SOLUTIONS, LLC
RIVEREDGE HOSPITAL HOLDINGS, INC.
RIVEREDGE HOSPITAL, INC.
ROLLING HILLS HOSPITAL, LLC
SAMSON PROPERTIES, LLC
SHADOW MOUNTAIN BEHAVIORAL HEALTH SYSTEM, LLC
SOMERSET, INCORPORATED
SP BEHAVIORAL, LLC
SUMMIT OAKS HOSPITAL, INC.
SUNSTONE BEHAVIORAL HEALTH, LLC
TEXAS HOSPITAL HOLDINGS, INC.
TEXAS HOSPITAL HOLDINGS, LLC
THE COUNSELING CENTER OF MIDDLE TENNESSEE, INC.
THE NATIONAL DEAF ACADEMY, LLC
THE PINES RESIDENTIAL TREATMENT CENTER, INC.
THERAPEUTIC SCHOOL SERVICES, L.L.C.
THREE RIVERS BEHAVIORAL HEALTH, LLC
SIGNATURE PAGE TO THE PURCHASE AGREEMENT

THREE RIVERS HEALTHCARE GROUP, LLC
THREE RIVERS SPE HOLDING, LLC
THREE RIVERS SPE MANAGER, INC.
THREE RIVERS SPE, LLC
TRANSITIONAL CARE VENTURES, INC.
TUCSON HEALTH SYSTEMS, INC.
UNIVERSITY BEHAVIORAL, LLC
VALLE VISTA HOSPITAL PARTNERS, LLC
VALLE VISTA, LLC
WELLSTONE HOLDINGS, INC.
WELLSTONE REGIONAL HOSPITAL ACQUISITION, LLC
WILLOW SPRINGS, LLC
WINDMOOR HEALTHCARE, INC.
WINDMOOR HEALTHCARE OF PINELLAS PARK, INC.
ZEUS ENDEAVORS, LLC

By:	/s/ Christopher L. Howard

	Name:	Christopher L. Howard
	Title:	Vice President

H.C. PARTNERSHIP

BY:	H.C. CORPORATION
HSA HILL CREST CORPORATION

By:	/s/ Christopher L. Howard

	Name:	Christopher L. Howard
	Title:	Vice President
SIGNATURE PAGE TO THE PURCHASE AGREEMENT

BHC OF INDIANA, GENERAL PARTNERSHIP

BY:	COLUMBUS HOSPITAL PARTNERS, LLC
LEBANON HOSPITAL PARTNERS, LLC
NORTHERN INDIANA PARTNERS, LLC
VALLE VISTA HOSPITAL PARTNERS, LLC

By:	/s/ Christopher L. Howard

Name: Christopher L. Howard
Title: Vice President

BLOOMINGTON MEADOWS, GENERAL PARTNERSHIP

BY:	BHC OF INDIANA, GENERAL PARTNERSHIP

BY:	COLUMBUS HOSPITAL PARTNERS, LLC
LEBANON HOSPITAL PARTNERS, LLC
NORTHERN INDIANA PARTNERS, LLC
VALLE VISTA HOSPITAL PARTNERS, LLC

By:	/s/ Christopher L. Howard

Name: Christopher L. Howard
Title: Vice President

BY:	INDIANA PSYCHIATRIC INSTITUTES, LLC

By:	/s/ Christopher L. Howard

Name: Christopher L. Howard
Title: Vice President
SIGNATURE PAGE TO THE PURCHASE AGREEMENT

HICKORY TRAIL HOSPITAL, L.P.
HIGH PLAINS BEHAVIORAL HEALTH, L.P.
MILLWOOD HOSPITAL, L.P.
TEXAS CYPRESS CREEK HOSPITAL, L.P.
TEXAS WEST OAKS HOSPITAL, L.P.
NEURO INSTITUTE OF AUSTIN, L.P.
TEXAS LAUREL RIDGE HOSPITAL, L.P.
TEXAS OAKS PSYCHIATRIC HOSPITAL, L.P.
TEXAS SAN MARCOS TREATMENT CENTER, L.P.

BY:	TEXAS HOSPITAL HOLDINGS, LLC,
as General Partner

By:	/s/ Christopher L. Howard Name: Christopher L. Howard
Title: Vice President
SIGNATURE PAGE TO THE PURCHASE AGREEMENT

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Citigroup Global Markets Inc.
Merrill Lynch, Pierce Fenner & Smith Incorporated
Banc of America Securities LLC
J.P. Morgan Securities Inc.

By: Citigroup Global Markets Inc.

By:	/s/ John W. Peruzzi Name: John W. Peruzzi Title: Managing Director

For itself and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.
SIGNATURE PAGE TO THE PURCHASE AGREEMENT

Exhibit A
EMPLOYEE PENSION OR BENEFIT PLANS
Psychiatric Solutions, Inc. Retirement Savings Plan
Delta Dental Plan
Hartford Basic Group Term Life & AD&D
Hartford Optional Life & AD&D
Hartford Long Term Disability
Flexible Spending Accounts – Unreimbursed Medical & Dependent Care
BCBS of TN Medical Plan
VSP Vision Plan
LifeServices EAP
Short Term Disability with Unum
Accident with Unum
Critical Illness with Unum
Riveredge Health Plan with BCBS
Premier Behavioral Solutions, Inc. Medical Plan – Kaiser/Hawaii
Premier Behavioral Solutions, Inc. Medical Plan – BC/BS of Michigan
Premier Behavioral Solutions, Inc. Medical Plan – COSVI (Puerto Rico)
Whole Life Insurance with Unum
ABS — Puerto Rico — Medical Plan
ABS — Puerto Rico — Dental Plan
ABS — Virgin Islands — Medical Plan
ABS — VIrgin Islands — Dental Plan
Wellstone — Medical, Dental, Life, LTD
Kaiser — CA — Canyon Ridge, Alhambra, Fremont, Heritage Oaks, Sierra Vista
BCBS of CA — Somerset
A-1

Exhibit B
FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 6(b)
     Waller Lansden Dortch & Davis, LLP shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that:
     (i) The Company and each Domestic Guarantor1 is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of its jurisdiction of organization, with the corporate, limited liability company, limited partnership or partnership, as the case may be, power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Disclosure Package and the Final Offering Memorandum;
     (ii) Except as contemplated by the Registration Rights Agreement, no registration under the Act of the Securities is required for the offer and sale of the Securities to the Initial Purchasers in the manner contemplated in the Purchase Agreement and in the Disclosure Package and the Final Offering Memorandum, assuming (a) the accuracy of the Initial Purchasers’ representations in the Purchase Agreement and (b) the accuracy of the Company’s representations contained therein;
     (iii) The Company has an authorized capitalization as set forth in the Disclosure Package and the Final Offering Memorandum. All of the issued shares of capital stock of the Company and each corporate Domestic Guarantor have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each of the Domestic Guarantors (except for directors’ qualifying shares), to the best of our knowledge, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens, encumbrances, equities or claims under the Company’s existing senior secured credit facilities;
     (iv) Neither the Company nor any of the Domestic Guarantors is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Offering Memorandum will be, required to be registered as an “investment company,” as defined in the Investment Company Act of 1940, as amended;
     (v) To the best of such counsel’s knowledge and other than as set forth in the Disclosure Package and the Final Offering Memorandum, there are no legal or governmental proceedings pending or threatened to which the Company or the Guarantors is a party or of which

[1]	For purposes of this opinion the Guarantors other than Ramsay Youth Services Puerto Rico, Inc., a Puerto Rican corporation, are sometimes collectively referred to as the “Domestic Guarantors,” and each individually as a “Domestic Guarantor.”

any property or assets of the Company or the Guarantors is the subject that, if determined adversely to the Company or the Guarantors, would reasonably be likely to have a Material Adverse Effect;
     (vi) The statements contained or incorporated by reference in (i) the Disclosure Package and the Final Offering Memorandum under the captions “Description of the Notes”, “Description of Other Indebtedness” and “Material U.S. Federal Income Tax Considerations”; and (ii) Item 1 of Part I of the Company’s Annual Report of Form 10-K for the fiscal year ended December 31, 2006 under the caption “Regulation and Other Factors”, in each case as amended and supplemented by statements contained in the Disclosure Package and the Final Offering Memorandum, insofar as they purport to constitute summaries of the terms of the Securities, legal matters, agreements, documents or proceedings discussed therein, are accurate in all material aspects;
     (vii) The Company and each Domestic Guarantor have all requisite corporate, limited liability company, partnership or limited liability partnership, as the case may be, power and authority to enter into the Supplemental Indenture. The Supplemental Indenture has been duly authorized by the Company and the Domestic Guarantors that are PSI Guarantors and at the Effective Time will have been duly authorized by the Domestic Guarantors that are Additional Guarantors, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding obligation of the Company and the Guarantors in accordance with the terms thereof, enforceable against the Company and the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles; no qualification of the Indenture under the Trust Indenture Act of 1939 (the “1939 Act”) is required in connection with the offer and sale of the Securities to the Initial Purchasers;
     (viii) The Company has all requisite corporate power and authority to issue and sell the Notes. The Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles;
     (ix) The Company has all requisite corporate power and authority to issue the Exchange Notes. The Exchange Notes have been duly authorized by the Company and if and when duly issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Registered Exchange Offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles;

     (x) Each Guarantor has all requisite corporate, limited liability company, partnership or limited liability partnership, as the case may be, power and authority to issue the Guarantees. The Guarantees have been duly authorized by the Guarantors that are PSI Guarantors and at the Effective Time will have been duly authorized by the Guarantors that are Additional Guarantors and, when duly executed and delivered by the Guarantors in accordance with the terms of the Indenture and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes in the sale to the Initial Purchasers contemplated by the Purchase Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles;
     (xi) Each Guarantor has all requisite corporate, limited liability company, partnership or limited liability partnership, as the case may be, power and authority to issue the Exchange Guarantees. The Exchange Guarantees have been duly and validly authorized by the Guarantors that are PSI Guarantors and at the Effective Time will have been duly authorized by the Guarantors that are Additional Guarantors and, if and when duly executed and delivered by the Guarantors in accordance with the terms of the Indenture and upon the due execution and authentication of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes in the Registered Exchange Offer contemplated by the Registration Rights Agreement, will constitute valid and binding obligations of the Guarantors, entitled to the benefits of the Indenture, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles;
     (xii) The Company and each Guarantor has all requisite corporate, limited liability company, partnership or limited liability partnership, as the case may be, power and authority to enter into the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and each Guarantor that is a PSI Guarantor and at the Effective Time will have been duly authorized by the Guarantors that are Additional Guarantors and, when executed and delivered by the Company and each Guarantor in accordance with the terms of the Indenture and the Registration Rights Agreement, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) will be the valid and binding obligation of the Company and each Guarantor in accordance with the terms thereof, enforceable against the Company and each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy;
     (xiii) The Company and each PSI Guarantor has all requisite corporate, limited liability company, partnership or limited liability partnership, as the case may be, power and authority to enter into the Purchase Agreement. The Purchase Agreement has been duly authorized, executed and delivered by the Company and the PSI Guarantors;

     (xiv) Each Additional Guarantor has all requisite corporate, limited liability company, partnership or limited liability partnership, as the case may be, power and authority to enter into the Guarantor Joinder Agreement. The Guarantor Joinder Agreement has been duly authorized by each Additional Guarantor and, when executed and delivered by each Additional Guarantor in accordance with the terms of the Purchase Agreement, will be validly executed and delivered and will be the valid and binding obligation of each Additional Guarantor in accordance with the terms thereof, enforceable against each Additional Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy; and
     (xv) The issue and sale of the Notes and the Guarantees and the compliance by the Company and the Guarantors with all of the provisions of the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Indenture, the Registration Rights Agreement, the Purchase Agreement and the Related Documents and the consummation of the transactions contemplated thereby (i) do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 and any Current Reports on Form 8-K filed since January 1, 2007, (ii) do not result in any material violation of the provisions of the charter, by-laws or other organizational documents of the Company or such Guarantors or (iii) do not violate any applicable statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except for such violations that do not have a Material Adverse Effect (as defined in the Purchase Agreement); and no consent, approval, authorization or order of, or filing, registration or qualification with, any such court or governmental agency or body is required for the issue and sale of the Notes and the Guarantees or the consummation by the Company and the Guarantors of the transactions contemplated by the Purchase Agreement, the Guarantor Joinder Agreement, the Registration Rights Agreement or the Indenture, except for the filing of a registration statement by the Company with the Commission pursuant to the Act as required by the Registration Rights Agreement and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers.
     In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of Tennessee, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, and the Revised Uniform Partnership Act of the State of Delaware, and (ii) the laws governing the formation and operation of, and the execution and delivery of agreements by, corporations, limited liability companies and partnerships for the jurisdictions listed on Schedule B hereto (the “Other Laws”). Such counsel’s opinions regarding the Other Laws expressed in opinions numbered (i), (iii), (vii), (x), (xi), (xii) and (xiii), to the extent that power and authority, the issuance of capital stock or the due authorization, execution and delivery of documents, as applicable, are governed by Other Laws, may be based solely on such counsel’s review of the Other Laws as published in Aspen Law & Business Corporations and as published in Aspen Law & Business State Limited Partnership Laws.

     Such counsel shall also have furnished to the Initial Purchasers a written statement, addressed to the Initial Purchasers and dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that (x) such counsel has acted as counsel to the Company and the Guarantors in connection with the preparation of the Disclosure Package and the Final Offering Memorandum, and (y) based on the foregoing, no facts have come to the attention of such counsel that lead it to believe that the Disclosure Package, as of the Execution Time, and the Final Offering Memorandum, as of its date or the date hereof, contained or contains an untrue statement of material fact, or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement). The foregoing statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Package or the Final Offering Memorandum.

EXHIBIT C
Form of Guarantor Joinder Agreement
          THIS GUARANTOR JOINDER AGREEMENT (this “Guarantor Joinder Agreement”) is entered into effective as of ___, ___, by the persons set forth on the signature page attached hereto.
          Pursuant to Section 11 of the Purchase Agreement, dated as of May 24, 2007 (the “Purchase Agreement”), among Psychiatric Solutions, Inc, a Delaware corporation (the “Company”), the Guarantors (as defined in the Purchase Agreement) from time to time party thereto and the Initial Purchasers (as defined in the Purchase Agreement), the Company agreed to cause the Guarantors to become parties to the Purchase Agreement as Guarantors upon the Closing Date (as defined in the Purchase Agreement) for the purpose of becoming jointly and severally liable for all of the Company’s obligations under Section 8 thereof, by executing and delivering to the Company a Guarantor Joinder Agreement; and
          The guarantors listed on the signature pages hereto have each agreed to execute this Guarantor Joinder Agreement to become parties to, and Guarantors under, the Purchase Agreement.
     NOW, THEREFORE, each of the undersigned agrees as follows:
1.	Purchase Agreement. By executing this Guarantor Joinder Agreement, each of the undersigned does hereby acknowledge the terms of, and agrees to become a party to, and a Guarantor under, the Purchase Agreement with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder and becomes jointly and severally liable for all of the Company’s obligations under Section 8 thereof.

Each of the undersigned hereby represents and warrants that this Guarantor Joinder Agreement has been duly authorized, executed and delivered by such undersigned.

2.	GOVERNING LAW. THIS GUARANTOR JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED, IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CHOICE OF LAW THEREOF.
[Signature page follows.]

C-1

     IN WITNESS WHEREOF, each of the undersigned has executed this Guarantor Joinder Agreement as of the date set forth in the introductory paragraph hereof.

[LIST OF HORIZON GUARANTORS]

By:
Name:
Title:

C-2